Exhibit 99.2

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2004	2003	2004	2003

Revenues (1)	$3,939,718	$3,487,737	$15,114,728	$13,294,517
Cost of revenues (1)	3,676,247	3,255,024	14,170,538	12,428,179
Gross profit	263,471	232,713	944,190	866,338
Selling, general and administrative	128,425	115,186	451,198	417,213
Operating income	135,046	117,527	492,992	449,125
Other (expense) income :
Undistributed loss from joint venture	(760)	(1,276)	(4,514)	(5,796)
Interest income	1,345	1,045	3,837	3,390
Interest expense	(4,554)	(8,245)	(41,672)	(41,417)
	(3,969)	(8,476)	(42,349)	(43,823)
Income before income taxes	131,077	109,051	450,643	405,302
Provision for income taxes	50,170	41,620	172,436	154,674
Income before cumulative effect of accounting change	80,907	67,431	278,207	250,628
Cumulative effect of accounting change, net of tax	-	-	-	(1,028)
Net income	$80,907	$67,431	$278,207	$249,600

Basic earnings per share :
Before cumulative effect of accounting change	$1.08	$0.87	$3.64	$3.22
Cumulative effect of accounting change	-	-	-	(0.01)
Net income	$1.08	$0.87	$3.64	$3.21

Weighted average number of common shares
outstanding during the period - Basic EPS	74,809	77,365	76,376	77,830

Diluted earnings per share :
Before cumulative effect of accounting change	$1.07	$0.86	$3.59	$3.17
Cumulative effect of accounting change	-	-	-	(0.01)
Net income	$1.07	$0.86	$3.59	$3.16

Weighted average number of common shares
outstanding during the period – Diluted EPS	75,941	78,513	77,516	78,928

(1) Excludes estimated retail pharmacy co-payments of $1,397,299 and $1,280,568 for the three months ended December 31, 2004 and 2003, respectively, and $5,545,889 and $5,276,148 for the twelve months ended December 31, 2004 and 2003, respectively. These are amounts we instructed retail pharmacies to collect from members. We have no information regarding actual co-payments collected.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in thousands, except share data)	2004	2003
Assets
Current assets:
Cash and cash equivalents	$166,054	$396,040
Receivables, net	1,057,222	1,011,154
Inventories	158,775	116,375
Deferred taxes	33,074	15,346
Prepaid expenses and other current assets	27,892	21,220
Total current assets	1,443,017	1,560,135
Property and equipment, net	181,166	177,312
Goodwill, net	1,708,935	1,421,493
Other intangible assets, net	245,270	232,059
Other assets	21,698	18,175
Total assets	$3,600,086	$3,409,174

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebate payable	$1,236,775	$1,145,028
Accounts payable	322,885	264,875
Accrued expenses	231,695	216,505
Current maturities of long-term debt	22,056	-
Total current liabilities	1,813,411	1,626,408
Long-term debt	412,057	455,018
Other liabilities	178,304	133,755
Total liabilities	2,403,772	2,215,181

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	-	-
Common stock, $0.01 par value per share, 275,000,000 and
181,000,000 shares authorized, respectively, and 79,787,000
and 79,795,000 shares issued and outstanding, respectively	798	798
Additional paid-in capital	467,353	484,663
Unearned compensation under employee compensation plans	(18,177)	(23,302)
Accumulated other comprehensive income	8,266	3,638
Retained earnings	1,142,757	864,550
	1,600,997	1,330,347
Common Stock in treasury at cost, 5,929,000 and
2,223,000 shares, respectively	(404,683)	(136,354)
Total stockholders' equity	1,196,314	1,193,993
Total liabilities and stockholders' equity	$3,600,086	$3,409,174

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Year ended December 31,
(in thousands)	2004	2003

Cash flow from operating activities:
Net income	$278,207	$249,600
Adjustments to reconcile net income to net cash
provided by operating activities, excluding the
effect of the acquisition:
Depreciation and amortization	70,040	54,030
Non-cash adjustments to net income	67,140	71,203
Net changes in operating assets and liabilities	80,843	83,091
Net cash provided by operating activities	496,230	457,924

Cash flows from investing activities:
Purchases of property and equipment	(51,516)	(53,105)
Proceeds from sale of property and equipment	-	6,455
Acquisition, net of cash acquired, and
investment in joint venture	(331,558)	3,871
Loan to Pharmacy Care Alliance	(14,050)	-
Other	103	(69)
Net cash used in investing activities	(397,021)	(42,848)

Cash flows from financing activities:
Proceeds from long-term debt	675,564	50,000
Repayment of long-term debt	(745,955)	(160,430)
Proceeds from revolving credit line, net	50,000	-
Treasury stock acquired	(336,377)	(143,041)
Deferred financing fees	(6,036)	(224)
Net proceeds from employee stock plans	30,967	41,227
Other	1,471	-
Net cash used in financing activities	(330,366)	(212,468)

Effect of foreign currency translation adjustment	1,171	2,778

Net (decrease) increase in cash and cash equivalents	(229,986)	205,386
Cash and cash equivalents at beginning of period	396,040	190,654
Cash and cash equivalents at end of period	$166,054	$396,040